SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Compensation Committee of the Board of Directors of the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), approved a Short Term Incentive Plan (“STIP”) to provide Cubist’s employees, including Cubist’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and its other named executive officers with annual cash awards based on Cubist’s achievement of its company goals and the individual employee’s achievement of personal goals for 2007.  The cash awards under the STIP for 2007 will be paid in 2008.

Cubist’s CEO’s cash award under the STIP is targeted at 80% of his 2007 salary and is based 100% on Cubist’s achievement of its company goals.  Cubist’s CFO and its other named executive officers’ awards are targeted at 40% of each individual’s 2007 salary and are based 60% on Cubist’s achievement of its company goals and 40% of the individual’s achievement of his individual goals.  Because the CEO’s, CFO’s and named executive officers’ 2007 salaries have not yet been established, the amounts of these potential awards are not yet known.

A copy of the terms and conditions of the STIP has been filed as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1         STIP Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: December 13, 2006